SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2003

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31161	23-2908305
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7200

ITEM 2.                             ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 2003, Arena Pharmaceuticals, Inc. (the “Company”) completed the sale to ARE – Nancy Ridge No. 3, LLC., a Delaware limited liability company (the “Purchaser”), of certain property, including (i) the real property commonly known as 6138-6150 Nancy Ridge Drive, located in San Diego, California, and (ii) buildings, improvements, structures, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements located on the real property, pursuant to the Purchase and Sale Agreement and Joint Escrow Instructions, dated December 22, 2003, between the Company and the Purchaser (the “Purchase and Sale Agreement”).  A more detailed description of the transferred property is set forth in the Purchase and Sale Agreement.

The purchase price for the property was $13 million, less certain fees, expenses and commission costs, and was paid in cash.  The Company expects to use the net proceeds from the sale of $12.6 million for working capital and general corporate purposes.  The purchase price (as well as the terms of the lease described below) was determined through a competitive bid process.

On the same date, the Company also entered into a Lease Agreement, dated December 30, 2003, between the Company and the Purchaser to lease the property sold pursuant to the Purchase and Sale Agreement (the “Lease Agreement”).  The initial term of the lease is 15 years at $110,561.10 per month, which payment increases by 2.5% on each anniversary of the first day of the first full month following the commencement date of the lease.  The Company must also pay the Purchaser for certain operating expenses, including assessments payable pursuant to the CC&R’s affecting the property, insurance costs and administrative rent in the amount of 2.0% of the rent.  The Company expects to make payments under the lease out of its working capital, and expects to continue to use the transferred property for laboratory and office purposes.  As a security deposit, the Company established a standby letter of credit equal to six months of the initial base rent with the Purchaser as the beneficiary.

The Company has the option to purchase the property back from the Purchaser at any time prior to the last day of the 14th year of the lease.  The Company also has two consecutive rights to extend the lease term for five years each.

The Company leases a facility located on real property that is adjacent to the transferred property from an affiliate of the Purchaser.

The summary descriptions of the Purchase and Sale Agreement and the Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the text of such agreements filed as exhibits hereto and incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  Financial Statements of Businesses Acquired:

Not applicable.

(b)                                 Pro Forma Financial Information:

Not applicable.

(c)                                  Exhibits:

EXHIBIT NO.	DESCRIPTION

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated December 22, 2003, between the Company and ARE – Nancy Ridge No. 3, LLC.
10.2	Lease Agreement, dated December 30, 2003, between the Company and ARE – Nancy Ridge No. 3, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2004

ARENA PHARMACEUTICALS, INC.

	By:	/s/ Jack Lief
Name: Jack Lief
Title: President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated December 22, 2003, between the Company and ARE – Nancy Ridge No. 3, LLC.
10.2	Lease Agreement, dated December 30, 2003, between the Company and ARE – Nancy Ridge No. 3, LLC.